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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT

The Board of Directors
OptiCare Health Systems, Inc.


We consent to the incorporation by reference in OptiCare Health Systems, Inc.'s Registration Statement No. 333-34628 on Form S-8 of our report dated March 13, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No.
142) appearing in this Annual Report on Form 10-K of OptiCare Health Systems, Inc. and subsidiaries for the year ended December 31, 2002.





/s/ DELOITTE & TOUCHE LLP


Hartford, Connecticut
March 14, 2003